UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

FORMCAP CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-28847 (Commission File Number)	1006772219 (IRS Employer Identification No.)

50 West Liberty Street, Suite 880 Reno, Nevada (Address of Principal Executive Offices )	89501 (Zip Code)

Registrant’s telephone number, including area code:   (775) 285-5775

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we", “us", “our", the “Company" refer to Formcap Corp., a Nevada corporation.

ITEM 1.01 – Entry into a Material Definitive Agreement.

Ironridge Global IV, Ltd. (“Ironridge”) purchased from various creditors of Formcap Corp (the “Company” or “Registrant”), bona fide claims held by those creditors against the Registrant in the aggregate amount of $671,938.90 (the “Claim Amount”).  Subsequently, the Registrant offered to settle those claims in exchange for the issuance of unrestricted and fully tradable shares of the Registrant’s common stock.  Ironridge accepted the Registrant’s settlement offer, subject to a hearing on the fairness of the settlement terms.  On February 21, 2014, the Registrant, Ironridge and the CEO of the Registrant entered into a Stipulation Order for the settlement on the terms agreed on by Ironridge and the Registrant.  On February 21, 2014, a California Superior Court for the County of Los Angeles (the “State Court”) held a hearing on the fairness of the Registrant’s settlement offer to Ironridge.  Pursuant to the court order issued by the State Court on February 21, 2014, the shares of the Registrant’s common stock will be deemed issued in settlement of the claims (subject to certain adjustments based on the future trading value of the stock) when delivered to Ironridge.  On February 24, 2014 the Registrant’s transfer agent delivered to Ironridge 10,000,000 shares of the Registrant’s common stock.  The shares issued to Ironridge are freely tradable and exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(10) of the Securities Act and Section 25017(f)(3) of the California Corporations Code.  The number of shares issued to Ironridge is subject to adjustment based trading price of the Registrant’s stock such that the value of the shares is sufficient to cover the Claim Amount, a 10% agent fee amount and Ironridge’s reasonable legal fees and expenses ( the “Final Amount”).  Under the Stipulation Order, Ironridge may not be the beneficial owner of more than 9.99% of the Registrant’s outstanding shares of common stock until the Final Amount is paid.  Further Ironridge has agreed not to exercise any voting rights of the shares issued to it nor influence or cause any change in control of the Registrant.

FormCap has paid Kerr and Keta one hundred and seventy-five thousand dollars ($175,000) to February 26, 2014 to be applied towards the purchase of 875 acres with the balance of $305,000 to be paid directly by Ironridge to Kerr and Keta as per debt settlement agreement dated February 21, 2014. Upon closing FormCap will have acquired a total of 2400 acres of prospective oil and gas leases for a total cost of four hundred and eighty thousand dollars ($480,000) from Kerr and Keta and will own 100% of the Leases (80% net revenue to FormCap; 20% freehold royalty), and will be operator. FormCap will have the option to purchase additional leases in Cowley County from Kerr and Keta under an Area of Mutual Interest (“AMI”), the terms of which are set forth in the Agreement. FormCap is required to drill one (1) well in each of the first two (2) years of the Lease term to maintain its interest in the Leases.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2014 FORMCAP CORP

By: /s/ Graham Douglas

Graham Douglas

Chief Executive Officer